Exhibit 99.1

MISONIX REPORTS PRELIMINARY FISCAL 2020 FOURTH QUARTER REVENUE OF APPROXIMATELY $13.5 MILLION

FULL YEAR REVENUE OF APPROXIMATELY $62.3 MILLION

Company Focus on Shareholder Value Creation, Cash Preservation, Expense Reduction, Workforce Efficiency and Operational Synergies

FARMINGDALE, N.Y., (July 10, 2020) – Misonix, Inc. (Nasdaq: MSON) (“Misonix,” the “Company,” “we,” “us” or “our”), a provider of minimally invasive therapeutic ultrasonic medical devices and regenerative products that enhance clinical outcomes, today announced preliminary unaudited fiscal 2020 fourth quarter revenue for the three months ended June 30, 2020.

Fiscal Fourth Quarter Revenue

Misonix’s revenue for the three months ended June 30, 2020 was approximately $13.5 million, compared to $9.8 million in the prior year period. Due to Misonix’s acquisition of Solsys Medical, which was completed in the first fiscal quarter of 2020, the prior year period revenue excludes TheraSkin revenue of $7.8 million. On a pro-forma basis, including the TheraSkin revenue from the three-month period ended June 30, 2019, revenue declined approximately 23% for the fourth quarter and increased approximately 8% for the full fiscal year ended June 30, 2020. For the fourth quarter of fiscal 2020, surgical revenue declined approximately 36% and wound revenue declined approximately 11%, compared with the fourth quarter of fiscal 2019 and including TheraSkin revenue in the fourth quarter of fiscal 2019 on a pro forma basis. At June 30, 2020, the Company had approximately $38 million in cash.

Misonix President and Chief Executive Officer, Stavros Vizirgianakis, said, “I am extremely proud of the entire Misonix team for their unwavering commitment and success in navigating during this global pandemic. While we have experienced a significant slowdown in elective procedures brought on by the onset of COVID-19 in recent months, procedure volumes in the domestic market showed improvement during May and June. Although it is difficult to predict what the impact of COVID-19 will be in the coming months in both the domestic and international markets, we remain prepared to adjust our business accordingly.

“In the first half of fiscal 2020, prior to the onset of COVID-19, we were on track to meet our revenue expectations as a result of the early success of the Nexus platform and its positive impact on our Surgical division, the growth and strengthening of our wound division on the back of the Solsys acquisition, as well as the overall value proposition that our solutions bring to physicians and patients.”

1

Misonix intends to announce full fourth quarter and year end results and host a webcast conference call in mid-August 2020.

The revenue for the quarter ended June 30, 2020 is preliminary and unaudited and represents the most current information available to Misonix management. Actual results may differ due to the completion of Misonix’s financial closing procedures, year-end audit by independent public accountants and other developments that may arise between the date of this press release and the time that financial results for the quarter and year ended June 30, 2020 are finalized.

About Misonix, Inc.

Misonix, Inc. (Nasdaq: MSON) designs, manufactures and markets minimally invasive ultrasonic medical devices used for precise bone sculpting, removal of soft and hard tumors and tissue debridement, primarily in the areas of neurosurgery, orthopedic surgery, plastic surgery, wound care and maxillo-facial surgery. The Company combined its SonicOne wound debridement application with its recently acquired TheraSkin product, a leading cellular skin substitute indicated for all wound treatments. The Company’s sales force operates as two divisions, Surgical (Neuro and Spine Applications) and Wound. At Misonix, Better Matters to us. That is why throughout the Company’s history, Misonix has maintained its commitment to medical technology innovation and the development of products that radically improve patient outcomes. Additional information is available on the Company’s web site at www.misonix.com.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain “forward looking statements” that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, the impact of COVID-19, or other pandemics, and the impact of related governmental, individual and business responses. This includes our ability to obtain or forecast accurate surgical procedure volume in the midst of the COVID-19 pandemic; the risk that the COVID-19 pandemic could lead to further material delays and cancellations of, or reduced demand for, surgical procedures; curtailed or delayed capital spending by hospitals and surgical centers; potential closures of our facilities; delays in gathering clinical evidence; diversion of management and other resources to respond to the COVID-19 outbreak; the impact of global and regional economic and credit market conditions on healthcare spending; the risk that the COVID-19 virus disrupts local economies and causes economies in our key markets to enter prolonged recessions; the ability of our staff to travel to work; our ability to maintain adequate inventories and delivery capabilities; the impact on our customers and supply chain, and the impact on demand in general. These forward-looking statements are also subject to uncertainties and change resulting from delays and risks associated with the performance of contracts; risks associated with international sales and currency fluctuations; uncertainties as a result of research and development; acceptable results from clinical studies, including publication of results and patient/procedure data with varying levels of statistical relevancy; risks involved in introducing and marketing new products; potential acquisitions; consumer and industry acceptance; litigation and/or court proceedings, including the timing and monetary requirements of such activities; the timing of finding strategic partners and implementing such relationships; regulatory risks including clearance of pending and/or contemplated 510(k) filings; our ability to achieve and maintain profitability in the our business lines; access to capital; and other factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company disclaims any obligation to update its forward-looking statements.

2

Contact:

Joe Dwyer	Norberto Aja, Jennifer Neuman
Chief Financial Officer	JCIR
Misonix, Inc.	212-835-8500 or mson@jcir.com
631-694-9555

Use of Non-GAAP Financial Measures

The Company has presented pro forma revenue in this press release, which is a non-GAAP financial measurement. The Company acquired the operations of Solsys Medical at the end of its first quarter ended September 30, 2019. The Company has presented pro forma revenue to show revenue on a comparable basis as if Solsys had been acquired at the beginning of the comparative periods presented.

We present this non-GAAP measure because we believe it is a useful indicator of our revenue trends. Our management uses this non-GAAP measure principally as a measure of our current operating performance compared to prior periods and believes that this measure is useful to investors because it provides a view of the performance of our business that takes account of Solsys’ prior performance. We also believe that this measure is useful to our management and investors as a measure of comparative operating performance from period to period.

($ in millions)
	Three Months Ended
	June 30,		Net Change
	2020	2019	$	%

Revenue as reported	$13.5	$9.8	$3.7	37.8%
Solsys revenue	-	7.8

Pro Forma Revenue	$13.5	$17.6	$(4.1)	-23.3%

	Year Ended
	June 30,		Net Increase
	2020	2019	$	%

Revenue as reported	$62.3	$38.8	$23.5	60.6%
Solsys revenue	8.4	26.4

Pro Forma Revenue	$70.7	$65.2	$5.5	8.4%

3